                                                               Sub-Item 77Q1(e)

                            MEMORANDUM OF AGREEMENT
                            (ADVISORY FEE WAIVERS)

   This Memorandum of Agreement is entered into as of the effective date on the attached Exhibit A and B (each an "Exhibit" or, collectively the "Exhibits"), between AIM Counselor Series Trust (Invesco Counselor Series Trust), AIM Equity Funds (Invesco Equity Funds), AIM Funds Group (Invesco Funds Group), AIM Growth Series (Invesco Growth Series), AIM International Mutual Funds (Invesco International Mutual Funds), AIM Investment Funds (Invesco Investment Funds), AIM Investment Securities Funds (Invesco Investment Securities Funds), AIM Sector Funds (Invesco Sector Funds), AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), AIM Treasurer's Series Trust (Invesco Treasurer's Series Trust), AIM Variable Insurance Funds (Invesco Variable Insurance Funds), Invesco Advantage Municipal Income Trust II, Invesco Bond Fund, Invesco California Value Municipal Income Trust, Invesco Dynamic Credit Opportunities Fund, Invesco Exchange Fund, Invesco High Income 2023 Target Term Fund, Invesco High Income Trust II, Invesco Management Trust, Invesco Municipal Income Opportunities Trust, Invesco Municipal Opportunity Trust, Invesco Municipal Trust, Invesco Pennsylvania Value Municipal Income Trust, Invesco Quality Municipal Income Trust, Invesco Securities Trust, Invesco Senior Income Trust, Invesco Trust for Investment Grade Municipals, Invesco Trust for Investment Grade New York Municipals and Invesco Value Municipal Income Trust (each a "Trust" or, collectively, the "Trusts"), on behalf of the funds listed on the Exhibits to this Memorandum of Agreement (the "Funds"), and Invesco Advisers, Inc. ("Invesco"). Invesco shall and hereby agrees to waive fees of the Funds, on behalf of their respective classes as applicable, severally and not jointly, as indicated in the Exhibits.

   For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Invesco agrees that until at least the expiration date set forth on Exhibit A (the "Expiration Date") and with respect to those Funds listed on the Exhibit, Invesco will waive its advisory fees at the rate set forth on the Exhibit.

   For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and Invesco agree as follows:

    1. Invesco agrees that until the expiration date, if any, of the commitment set forth on the attached Exhibit B occurs, as such Exhibit B is amended from time to time, Invesco will waive advisory fees payable by an Investing Fund (defined below) in an amount equal to 100% of the net advisory fee Invesco receives on the Uninvested Cash (defined below) from the Affiliated Money Market Fund (defined below) in which the Investing Fund invests (the "Waiver").

         i. Invesco's Fund Accounting Group will calculate, and apply, the Waiver monthly, based upon the average investment of Uninvested Cash made by the Investing Fund during the previous month in an Affiliated Money Market Fund.

         ii. The Waiver will not apply to those Investing Funds that do not charge an advisory fee, either due to the terms of their advisory agreement, or as a result of contractual or voluntary fee waivers.

         iii. The Waiver will not apply to cash collateral for securities lending.

         For purposes of the paragraph above, the following terms shall have the following meanings:

         (a) "Affiliated Money Market Fund" - any existing or future Trust that holds itself out as a money market fund and complies with Rule 2a-7 under the Investment Company Act of 1940, as amended;

         (b) "Investing Fund" - any Fund investing Cash Balances and/or Cash Collateral in an Affiliated Money Market Fund; and

         (c) "Uninvested Cash" - cash available and uninvested by a Trust that may result from a variety of sources, including dividends or interest received on portfolio securities, unsettled securities transactions, strategic reserves, matured investments, proceeds from liquidation of investment securities, dividend payments, or new investor capital.

    2. Neither a Trust nor Invesco may remove or amend the Waiver to a Trust's detriment prior to the Expiration Date without requesting and receiving the approval of the Board of Trustee of the applicable Fund's Trust to remove or amend such Waiver. Invesco will not have any right to reimbursement of any amount so waived.

   Subject to the foregoing paragraphs, Invesco agrees to review the then-current waivers for each class of the Funds listed on the Exhibits on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless Invesco has agreed to continue them. The Exhibits will be amended to reflect any such agreement.

   It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust.

   IN WITNESS WHEREOF, each of the Trusts, on behalf of itself and its Funds listed in Exhibit A and B to this Memorandum of Agreement, and Invesco have entered into this Memorandum of Agreement as of the Effective Date on the attached Exhibits.

AIM COUNSELOR SERIES TRUST (INVESCO     INVESCO CALIFORNIA VALUE MUNICIPAL
COUNSELOR SERIES TRUST)                 INCOME TRUST
AIM EQUITY FUNDS (INVESCO EQUITY FUNDS) INVESCO DYNAMIC CREDIT OPPORTUNITIES
AIM FUNDS GROUP (INVESCO FUNDS GROUP)   FUND
AIM GROWTH SERIES (INVESCO GROWTH       INVESCO EXCHANGE FUND
SERIES)                                 INVESCO HIGH INCOME 2023 TARGET TERM
AIM INTERNATIONAL MUTUAL FUNDS          FUND
(INVESCO INTERNATIONAL MUTUAL FUNDS)    INVESCO HIGH INCOME TRUST II
AIM INVESTMENT FUNDS (INVESCO           INVESCO MANAGEMENT TRUST
INVESTMENT FUNDS)                       INVESCO MUNICIPAL INCOME OPPORTUNITIES
AIM INVESTMENT SECURITIES FUNDS         TRUST
(INVESCO INVESTMENT SECURITIES FUNDS)   INVESCO MUNICIPAL OPPORTUNITY TRUST
AIM SECTOR FUNDS (INVESCO SECTOR FUNDS) INVESCO MUNICIPAL TRUST
AIM TAX-EXEMPT FUNDS (INVESCO           INVESCO PENNSYLVANIA VALUE MUNICIPAL
TAX-EXEMPT FUNDS)                       INCOME TRUST
AIM TREASURER'S SERIES TRUST (INVESCO   INVESCO QUALITY MUNICIPAL INCOME TRUST
TREASURER'S SERIES TRUST)               INVESCO SECURITIES TRUST
AIM VARIABLE INSURANCE FUNDS (INVESCO   INVESCO SENIOR INCOME TRUST
VARIABLE INSURANCE FUNDS)               INVESCO TRUST FOR INVESTMENT GRADE
INVESCO ADVANTAGE MUNICIPAL INCOME      MUNICIPALS
TRUST II                                INVESCO TRUST FOR INVESTMENT GRADE NEW
INVESCO BOND FUND                       YORK MUNICIPALS
                                        INVESCO VALUE MUNICIPAL INCOME TRUST

       on behalf of the Funds listed in
       the Exhibit to this Memorandum of
       Agreement

       By:     /s/ John M. Zerr
               --------------------------
       Title:  Senior Vice President

       INVESCO ADVISERS, INC.

       By:     /s/ John M. Zerr
               --------------------------
       Title:  Senior Vice President

                        EXHIBIT A TO ADVISORY FEE MOA
AIM COUNSELOR
SERIES TRUST
(INVESCO COUNSELOR                                                  EXPIRATION
SERIES TRUST)              WAIVER DESCRIPTION       EFFECTIVE DATE    DATE
------------------    ----------------------------  --------------  -----------
 Invesco Strategic    Invesco will waive advisory    4/30/2014      06/30/2018
 Real Return Fund      fees in an amount equal to
                      the advisory fees earned on
                         underlying affiliated
                              investments

AIM INVESTMENT
FUNDS (INVESCO                                                      EXPIRATION
INVESTMENT FUNDS           WAIVER DESCRIPTION       EFFECTIVE DATE    DATE
----------------      ----------------------------  --------------  -----------
 Invesco              Invesco will waive advisory     02/24/15      06/30/2018
 Balanced-Risk         fees in an amount equal to
 Commodity            the advisory fees earned on
 Strategy Fund           underlying affiliated
                              investments

 Invesco Global       Invesco will waive advisory    12/17/2013     06/30/2018
 Targeted Returns      fees in an amount equal to
 Fund                 the advisory fees earned on
                         underlying affiliated
                              investments

AIM TREASURER'S
SERIES TRUST
(INVESCO TREASURER'S                                                EXPIRATION
SERIES TRUST)              WAIVER DESCRIPTION       EFFECTIVE DATE    DATE
--------------------  ----------------------------  --------------  -----------
 Premier Portfolio    Invesco will waive advisory     2/1/2011      12/31/2017
                      fees in the amount of 0.07%
                      of the Fund's average daily
                               net assets

 Premier U.S.         Invesco will waive advisory     2/1/2011      12/31/2017
 Government           fees in the amount of 0.07%
 Money Portfolio      of the Fund's average daily
                               net assets

 Premier Tax-         Invesco will waive advisory    06/01/2016     12/31/2017
 Exempt Portfolio     fees in the amount of 0.05%
                      of the Fund's average daily
                               net assets

                                    EXHIBIT "B"

            AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)
            -----------------------------------------------------------

PORTFOLIO                                           EFFECTIVE DATE   COMMITTED UNTIL
---------                                         ------------------ ---------------
Invesco American Franchise Fund                   February 12, 2010   June 30, 2018
Invesco California Tax-Free Income Fund           February 12, 2010   June 30, 2018
Invesco Core Plus Bond Fund                          June 2, 2009     June 30, 2018
Invesco Equally-Weighted S&P 500 Fund             February 12, 2010   June 30, 2018
Invesco Equity and Income Fund                    February 12, 2010   June 30, 2018
Invesco Floating Rate Fund                           July 1, 2007     June 30, 2018
Invesco Global Real Estate Income Fund               July 1, 2007     June 30, 2018
Invesco Growth and Income Fund                    February 12, 2010   June 30, 2018
Invesco Low Volatility Equity Yield Fund             July 1, 2007     June 30, 2018
Invesco Pennsylvania Tax Free Income Fund         February 12, 2010   June 30, 2018
Invesco S&P 500 Index Fund                        February 12, 2010   June 30, 2018
Invesco Short Duration High Yield Municipal Fund  September 30, 2015  June 30, 2018
Invesco Small Cap Discovery Fund                  February 12, 2010   June 30, 2018
Invesco Strategic Real Return Fund                  April 30, 2014    June 30, 2018

                      AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)
                      ---------------------------------------

PORTFOLIO                                           EFFECTIVE DATE   COMMITTED UNTIL
---------                                         ------------------ ---------------
Invesco Charter Fund                                 July 1, 2007     June 30, 2018
Invesco Diversified Dividend Fund                    July 1, 2007     June 30, 2018
Invesco Summit Fund                                  July 1, 2007     June 30, 2018

                       AIM FUNDS GROUP (INVESCO FUNDS GROUP)
                       -------------------------------------

FUND                                                EFFECTIVE DATE   COMMITTED UNTIL
----                                              ------------------ ---------------
Invesco European Small Company Fund                  July 1, 2007     June 30, 2018
Invesco Global Core Equity Fund                      July 1, 2007     June 30, 2018
Invesco International Small Company Fund             July 1, 2007     June 30, 2018
Invesco Small Cap Equity Fund                        July 1, 2007     June 30, 2018

                     AIM GROWTH SERIES (INVESCO GROWTH SERIES)
                     -----------------------------------------

FUND                                                EFFECTIVE DATE   COMMITTED UNTIL
----                                              ------------------ ---------------
Invesco Alternative Strategies Fund                October 14, 2014   June 30, 2018
Invesco Convertible Securities Fund               February 12, 2010   June 30, 2018
Invesco Global Low Volatility Equity Yield Fund      July 1, 2007     June 30, 2018
Invesco Mid Cap Core Equity Fund                     July 1, 2007     June 30, 2018
Invesco Multi-Asset Inflation Fund                 October 14, 2014   June 30, 2018
Invesco Quality Income Fund                       February 12, 2010   June 30, 2018
Invesco Small Cap Growth Fund                        July 1, 2007     June 30, 2018

        AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)
        -------------------------------------------------------------------

FUND                                                EFFECTIVE DATE   COMMITTED UNTIL
----                                              ------------------ ---------------
Invesco Asia Pacific Growth Fund                     July 1, 2007     June 30, 2018
Invesco European Growth Fund                         July 1, 2007     June 30, 2018
Invesco Global Growth Fund                           July 1, 2007     June 30, 2018
Invesco Global Opportunities Fund                   August 3, 2012    June 30, 2018
Invesco Global Responsibility Equity Fund           June 30, 2016     June 30, 2018
Invesco Global Small & Mid Cap Growth Fund           July 1, 2007     June 30, 2018
Invesco International Companies Fund              December 21, 2015   June 30, 2018
Invesco International Core Equity Fund               July 1, 2007     June 30, 2018
Invesco International Growth Fund                    July 1, 2007     June 30, 2018
Invesco Select Opportunities Fund                   August 3, 2012    June 30, 2018


                  AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)
                  -----------------------------------------------

FUND                                                EFFECTIVE DATE   COMMITTED UNTIL
----                                              ------------------ ---------------
Invesco All Cap Market Neutral Fund               December 17, 2013   June 30, 2018
Invesco Balanced-Risk Allocation Fund/1/             May 29, 2009     June 30, 2018
Invesco Balanced-Risk Commodity Strategy Fund/2/  November 29, 2010   June 30, 2018
Invesco Developing Markets Fund                      July 1, 2007     June 30, 2018
Invesco Emerging Markets Equity Fund                 May 11, 2011     June 30, 2018
Invesco Emerging Markets Flexible Bond Fund/3/      June 14, 2010     June 30, 2018
Invesco Endeavor Fund                                July 1, 2007     June 30, 2018
Invesco Global Health Care Fund                      July 1, 2007     June 30, 2018
Invesco Global Infrastructure Fund                   May 2, 2014      June 30, 2018
Invesco Global Market Neutral Fund                December 17, 2013   June 30, 2018
Invesco Global Targeted Returns Fund/5/           December 17, 2013   June 30, 2018
Invesco Greater China Fund                           July 1, 2007     June 30, 2018
Invesco Long/Short Equity Fund                    December 17, 2013   June 30, 2018
Invesco Low Volatility Emerging Markets Fund      December 17, 2013   June 30, 2018
Invesco Macro Allocation Strategy Fund/4/         September 25, 2012  June 30, 2018
Invesco Macro International Equity Fund           December 17, 2013   June 30, 2018
Invesco Macro Long/Short Fund                     December 17, 2013   June 30, 2018
Invesco MLP Fund                                   August 29, 2014    June 30, 2018
Invesco Multi-Asset Income Fund/6/                December 13, 2011   June 30, 2018
Invesco Pacific Growth Fund                       February 12, 2010   June 30, 2018
Invesco Select Companies Fund                        July 1, 2007     June 30, 2018
Invesco World Bond Fund                              July 1, 2007     June 30, 2018

       AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)
       ---------------------------------------------------------------------

FUND                                                EFFECTIVE DATE   COMMITTED UNTIL
----                                              ------------------ ---------------
Invesco Corporate Bond Fund                       February 12, 2010   June 30, 2018
Invesco Global Real Estate Fund                      July 1, 2007     June 30, 2018
Invesco Government Money Market Fund                 July 1, 2007     June 30, 2018
Invesco High Yield Fund                              July 1, 2007     June 30, 2018
Invesco Real Estate Fund                             July 1, 2007     June 30, 2018
Invesco Short Duration Inflation Protected Fund      July 1, 2007     June 30, 2018
Invesco Short Term Bond Fund                         July 1, 2007     June 30, 2018
Invesco U.S. Government Fund                         July 1, 2007     June 30, 2018

--------
/1/ Advisory fees to be waived by Invesco for Invesco Balanced-Risk Allocation Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund I, Ltd. invests.
/2/ Advisory fees to be waived by Invesco for Invesco Balanced-Risk Commodity Strategy Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund III, Ltd. invests.
/3/ Advisory fees to be waived by Invesco for Invesco Emerging Markets Flexible Bond Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Emerging Markets Flexible Bond Cayman, Ltd. invests.
/4/ Advisory fees to be waived by Invesco for Invesco Macro Allocation Strategy Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund V, Ltd. invests.
/5/ Advisory fees to be waived by Invesco for Invesco Global Targeted Returns Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund VII, Ltd. invests.
/6/ Advisory fees to be waived by Invesco for Invesco Multi-Asset Income Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Multi-Asset Income Cayman, Ltd. invests.


                     AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)
                     ---------------------------------------

FUND                                              EFFECTIVE DATE   COMMITTED UNTIL
----                                             ----------------- ---------------
Invesco American Value Fund                      February 12, 2010  June 30, 2018
Invesco Comstock Fund                            February 12, 2010  June 30, 2018
Invesco Energy Fund                                July 1, 2007     June 30, 2018
Invesco Dividend Income Fund                       July 1, 2007     June 30, 2018
Invesco Gold & Precious Metals Fund                July 1, 2007     June 30, 2018
Invesco Mid Cap Growth Fund                      February 12, 2010  June 30, 2018
Invesco Small Cap Value Fund                     February 12, 2010  June 30, 2018
Invesco Technology Fund                            July 1, 2007     June 30, 2018
Invesco Technology Sector Fund                   February 12, 2010  June 30, 2018
Invesco Value Opportunities Fund                 February 12, 2010  June 30, 2018

                 AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)
                 -----------------------------------------------

FUND                                              EFFECTIVE DATE   COMMITTED UNTIL
----                                             ----------------- ---------------
Invesco High Yield Municipal Fund                February 12, 2010  June 30, 2018
Invesco Intermediate Term Municipal Income Fund  February 12, 2010  June 30, 2018
Invesco Municipal Income Fund                    February 12, 2010  June 30, 2018
Invesco New York Tax Free Income Fund            February 12, 2010  June 30, 2018
Invesco Tax-Exempt Cash Fund                       July 1, 2007     June 30, 2018
Invesco Limited Term Municipal Income Fund         July 1, 2007     June 30, 2018

         AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
         ---------------------------------------------------------------

FUND                                              EFFECTIVE DATE   COMMITTED UNTIL
----                                             ----------------- ---------------
Invesco V.I. American Franchise Fund             February 12, 2010  June 30, 2018
Invesco V.I. American Value Fund                 February 12, 2010  June 30, 2018
Invesco V.I. Balanced-Risk Allocation Fund/7/    December 22, 2010  June 30, 2018
Invesco V.I. Comstock Fund                       February 12, 2010  June 30, 2018
Invesco V.I. Core Equity Fund                      July 1, 2007     June 30, 2018
Invesco V.I. Core Plus Bond Fund                  April 30, 2015    June 30, 2018
Invesco V.I. Diversified Dividend Fund           February 12, 2010  June 30, 2018
Invesco V.I. Equally-Weighted S&P 500 Fund       February 12, 2010  June 30, 2018
Invesco V.I. Equity and Income Fund              February 12, 2010  June 30, 2018
Invesco V.I. Global Core Equity Fund             February 12, 2010  June 30, 2018
Invesco V.I. Global Health Care Fund               July 1, 2007     June 30, 2018
Invesco V.I. Global Real Estate Fund               July 1, 2007     June 30, 2018
Invesco V.I. Government Money Market Fund          July 1, 2007     June 30, 2018
Invesco V.I. Government Securities Fund            July 1, 2007     June 30, 2018
Invesco V.I. Growth and Income Fund              February 12, 2010  June 30, 2018
Invesco V.I. High Yield Fund                       July 1, 2007     June 30, 2018
Invesco V.I. International Growth Fund             July 1, 2007     June 30, 2018
Invesco V.I. Managed Volatility Fund               July 1, 2007     June 30, 2018
Invesco V.I. Mid Cap Core Equity Fund              July 1, 2007     June 30, 2018
Invesco V.I. Mid Cap Growth Fund                 February 12, 2010  June 30, 2018
Invesco V.I. S&P 500 Index Fund                  February 12, 2010  June 30, 2018
Invesco V.I. Small Cap Equity Fund                 July 1, 2007     June 30, 2018
Invesco V.I. Technology Fund                       July 1, 2007     June 30, 2018
Invesco V.I. Value Opportunities Fund              July 1, 2007     June 30, 2018

/7/ Advisory fees to be waived by Invesco for Invesco V.I. Balanced-Risk Allocation Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund IV, Ltd. invests.


                                  INVESCO EXCHANGE FUND
                                  ---------------------

FUND                                                      EFFECTIVE DATE   COMMITTED UNTIL
----                                                    ------------------ ---------------
Invesco Exchange Fund                                   September 30, 2015  June 30, 2018

                                INVESCO SECURITIES TRUST
                                 ------------------------

FUND                                                      EFFECTIVE DATE   COMMITTED UNTIL
----                                                    ------------------ ---------------
Invesco Balanced-Risk Aggressive Allocation Fund/8/      January 16, 2013   June 30, 2018

                                INVESCO MANAGEMENT TRUST
                                 ------------------------

FUND                                                      EFFECTIVE DATE   COMMITTED UNTIL
----                                                    ------------------ ---------------
Invesco Conservative Income Fund                           July 1, 2014     June 30, 2018

                                    CLOSED-END FUNDS
                                     ----------------

FUND                                                      EFFECTIVE DATE   COMMITTED UNTIL
----                                                    ------------------ ---------------
Invesco Advantage Municipal Income Trust II                May 15, 2012     June 30, 2018
Invesco Bond Fund                                        August 26, 2015    June 30, 2018
Invesco California Value Municipal Income Trust            May 15, 2012     June 30, 2018
Invesco Dynamic Credit Opportunities Fund                  May 15, 2012     June 30, 2018
Invesco High Income 2023 Target Term Fund               November 28, 20016  June 30, 2018
Invesco High Income Trust II                               May 15, 2012     June 30, 2018
Invesco Municipal Income Opportunities Trust             August 26, 2015    June 30, 2018
Invesco Municipal Opportunity Trust                        May 15, 2012     June 30, 2018
Invesco Municipal Trust                                    May 15, 2012     June 30, 2018
Invesco Pennsylvania Value Municipal Income Trust          May 15, 2012     June 30, 2018
Invesco Quality Municipal Income Trust                   August 26, 2015    June 30, 2018
Invesco Senior Income Trust                                May 15, 2012     June 30, 2018
Invesco Trust for Investment Grade Municipals              May 15, 2012     June 30, 2018
Invesco Trust for Investment Grade New York Municipals     May 15, 2012     June 30, 2018
Invesco Value Municipal Income Trust                       June 1, 2010     June 30, 2018

/8/ Advisory fees to be waived by Invesco for Invesco Balanced-Risk Aggressive Allocation Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund VI, Ltd. invests.

                                                               Sub-Item 77Q1(e)

                    MASTER INTERGROUP SUB-ADVISORY CONTRACT

   This contract is made as of September 30, 2015 by and among Invesco Advisers, Inc. (the "Adviser") and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

   WHEREAS:

      A) The Adviser has entered into an investment advisory agreement with Invesco Exchange Fund (the "Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      B) The Adviser is authorized to delegate certain, any or all of its rights, duties and obligations under investment advisory agreements to sub-advisers, including sub-advisers that are affiliated with the Adviser;

      C) Each Sub-Adviser represents that it is registered with the U.S. Securities and Exchange Commission ("SEC") as an investment adviser under the Investment Advisers Act of 1940 ("Advisers Act") as an investment adviser, or will be so registered prior to providing any services to the Fund under this Contract, and engages in the business of acting as an investment adviser; and

      D) The Sub-Advisers and their affiliates have personnel in various locations throughout the world and have been formed in part for the purpose of researching and compiling information and recommendations on the economies of various countries and securities of issuers located in such countries or on various types of investments and investment techniques, and providing investment advisory services in connection therewith.

   NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. APPOINTMENT. The Adviser hereby appoints each Sub-Adviser as a sub-adviser of the Fund for the period and on the terms set forth herein. Each Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

      2. DUTIES AS SUB-ADVISER. Subject to paragraph 7 below, the Adviser may, in its discretion, appoint each Sub-Advisor to perform one or more of the following services with respect to all or a portion of the investments of the Fund. The services and the portion of the investments of the Fund to be advised or managed by each Sub-Adviser shall be as agreed upon from time to time by the Adviser and the Sub-Advisers. Each Sub-Adviser shall pay the salaries and fees of all personnel of such Sub-Adviser performing services for the Fund related to research, statistical and investment activities.

      (a) INVESTMENT ADVICE. If and to the extent requested by the Adviser, each Sub-Adviser shall provide investment advice to the Fund and the Adviser with respect to all or a portion of the investments of the Fund or with respect to various investment techniques, and in connection with such advice shall furnish the Fund and the Adviser with such factual information, research reports and investment recommendations as the Adviser may reasonably require.

      (b) ORDER EXECUTION. If and to the extent requested by the Adviser, each Sub-Adviser shall place orders for the purchase and sale of portfolio securities or other investments for the Fund. In so doing, each Sub-Adviser agrees that it shall comply with paragraph 3 below.

      (c) DISCRETIONARY INVESTMENT MANAGEMENT. If and to the extent requested by the Adviser, each Sub-Adviser shall, subject to the supervision of the Fund's Board of Trustees (the "Board") and the Adviser, manage all or a portion of the investments of the Fund in accordance with the investment objectives, policies and limitations provided in the Fund's Registration Statement and such other limitations as the Fund or the Adviser may impose with respect to the Fund by notice to the applicable Sub-Adviser(s) and otherwise in accordance with paragraph 5 below. With respect to the portion of the investments of the Fund under its management, each Sub-Adviser is authorized to: (i) make investment decisions on behalf of the Fund with regard to any stock, bond, other security or investment instrument, including but not limited to foreign currencies, futures, options and other derivatives, and with regard to borrowing money; (ii) place orders for the purchase and sale of securities or other investment instruments with such brokers and dealers as the Sub-Adviser may select; and (iii) upon the request of the Adviser, provide additional investment management services to the Fund, including but not limited to managing the Fund's cash and cash equivalents and lending securities on behalf of the Fund. In selecting brokers or dealers to execute trades for the Fund, each Sub-Adviser will comply with its written policies and procedures regarding brokerage and trading, which policies and procedures shall have been approved by the Board. All discretionary investment management and any other activities of each Sub-Adviser shall at all times be subject to the control and direction of the Adviser and the Board.

      3. BROKER-DEALER RELATIONSHIPS. Each Sub-Adviser agrees that, in placing orders with brokers and dealers, it will attempt to obtain the best net result in terms of price and execution. Consistent with this obligation, each Sub-Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who sell shares of the Fund or provide the Fund, the Adviser's other clients, or a Sub-Adviser's other clients with research, analysis, advice and similar services. Each Sub-Adviser may pay to brokers and dealers, in return for such research and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to such Sub-Adviser determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser and such Sub-Adviser to the Fund and their other clients and that the total commissions or spreads paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to a Sub-Adviser, or any affiliated person thereof, except in accordance with the applicable securities laws and the rules and regulations thereunder and any exemptive orders currently in effect. Whenever a Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by such Sub-Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account.

      4. BOOKS AND RECORDS. Each Sub-Adviser will maintain all required books and records with respect to the securities transactions of the Fund, and will furnish the Board and the Adviser with such periodic and special reports as the Board or the Adviser reasonably may request. Each Sub-Adviser hereby agrees that all records which it maintains for the Adviser are the property of the Adviser, and agrees to preserve for the periods prescribed by applicable law any records which it maintains for the Adviser and which are required to be maintained, and further agrees to surrender promptly to the Adviser any records which it maintains for the Adviser upon request by the Adviser.

      5. FURTHER DUTIES.

      (a) In all matters relating to the performance of this Contract, each Sub-Adviser will act in conformity with the Declaration of Trust, By-Laws and Registration Statement of the Fund and with the instructions and directions of the Adviser and the Board and will comply with the requirements of the 1940 Act, the rules, regulations, exemptive orders and no-action positions thereunder, and all other applicable laws and regulations.

      (b) Each Sub-Adviser shall maintain compliance procedures for the Fund that it and the Adviser reasonably believe are adequate to ensure compliance with the federal securities laws (as defined in Rule 38a-1 of the 1940 Act) and the investment objective(s) and policies as stated in the Fund's prospectus and statement of additional information. Each Sub-Adviser at its expense will provide the Adviser or the Fund's Chief Compliance Officer with such compliance reports relating to its duties under this Contract as may be requested from time to time. Notwithstanding the foregoing, each Sub-Adviser will promptly report to the Adviser any material violations of the federal securities laws (as defined in Rule 38a-1 of the 1940 Act) that it is or should be aware of or of any material violation of the Sub-Adviser's compliance policies and procedures that pertain to the Fund.

      (c) Each Sub-Adviser at its expense will make available to the Board and the Adviser at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Adviser and the Sub-Adviser, by telephone, in order to review the investment policies, performance and other investment related information regarding the Fund and to consult with the Board and the Adviser regarding the Fund's investment affairs, including economic, statistical and investment matters related to the Sub-Adviser's duties hereunder, and will provide periodic reports to the Adviser relating to the investment strategies it employs. Each Sub-Adviser and its personnel shall also cooperate fully with counsel and auditors for, and the Chief Compliance Officer of, the Adviser and the Fund.

      (d) Each Sub-Adviser will assist in the fair valuation of portfolio securities held by the Fund. The Sub-Adviser will use its reasonable efforts to provide, based upon its own expertise, and to arrange with parties independent of the Sub-Adviser such as broker-dealers for the provision of, valuation information or prices for securities for which prices are deemed by the Adviser or the Fund's administrator not to be readily available in the ordinary course of business from an automated pricing service. In addition, each Sub-Adviser will assist the Fund and its agents in determining whether prices obtained for valuation purposes accurately reflect market price information relating to the assets of the Fund at such times as the Adviser shall reasonably request, including but not limited to, the hours after the close of a securities market and prior to the daily determination of the Fund's net asset value per share.

      (e) Each Sub-Adviser represents and warrants that it has adopted a code of ethics meeting the requirements of Rule 17j-1 under the 1940 Act and the requirements of Rule 204A-1 under the Advisers Act and has provided the Adviser and the Board a copy of such code of ethics, together with evidence of its adoption, and will promptly provide copies of any changes thereto, together with evidence of their adoption. Upon request of the Adviser, but in any event no less frequently than annually, each Sub-Adviser will supply the Adviser a written report that (A) describes any issues arising under the code of ethics or procedures since the Sub-Adviser's last report, including but not limited to material violations of the code of ethics or procedures and sanctions imposed in response to the material violations; and
   (B) certifies that the procedures contained in the Sub-Adviser's code of ethics are reasonably designed to prevent "access persons" from violating the code of ethics.

      (f) Upon request of the Adviser, each Sub-Adviser will review draft reports to shareholders and other documents provided or available to it and provide comments on a timely basis. In addition, each Sub-Adviser and each officer and portfolio manager thereof designated by the Adviser will provide on a timely basis such certifications or sub-certifications as the Adviser may reasonably request in order to support and facilitate certifications required to be provided by the Fund's Principal Executive Officer and Principal Financial Officer and will adopt such disclosure controls and procedures in support of the disclosure controls and procedures adopted by the Fund as the Adviser, on behalf of the Fund, deems are reasonably necessary.

      (g) Unless otherwise directed by the Adviser or the Board, each Sub-Adviser will vote all proxies received in accordance with the Adviser's proxy voting policy or, if the Sub-Adviser has a proxy voting policy approved by the Board, the Sub-Adviser's proxy voting policy. Each Sub-Adviser shall maintain and shall forward to the Fund or its designated agent such proxy voting information as is necessary for the Fund to timely file proxy voting results in accordance with Rule 30b1-4 of the 1940 Act.

      (h) Each Sub-Adviser shall provide the Fund's custodian on each business day with information relating to all transactions concerning the assets of the Fund and shall provide the Adviser with such information upon request of the Adviser.

      6. SERVICES NOT EXCLUSIVE. The services furnished by each Sub-Adviser hereunder are not to be deemed exclusive and such Sub-Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of a Sub-Adviser, who may also be a Trustee, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

      7. USE OF SUBSIDIARIES AND AFFILIATES. Each Sub-Adviser may perform any or all of the services contemplated hereunder, including but not limited to providing investment advice to the Fund pursuant to paragraph 2(a) above and placing orders for the purchase and sale of portfolio securities or other investments for the Fund pursuant to paragraph 2(b) above, directly or through such of its subsidiaries or other affiliates, including each of the other Sub-Advisers, as such Sub-Adviser shall determine; provided, however, that performance of such services through such subsidiaries or other affiliates shall have been approved, when required by the 1940 Act, by (i) a vote of a majority of the independent Trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of a party to this Contract, other than as Board members ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and/or (ii) a vote of a majority of that Fund's outstanding voting securities.

      8. COMPENSATION.

      (a) The only fees payable to the Sub-Advisers under this Contract are for providing discretionary investment management services pursuant to paragraph 2(c) above. For such services, the Adviser will pay each Sub-Adviser a fee, computed daily and paid monthly, equal to (i) 40% of the monthly compensation that the Adviser receives from the Fund pursuant to its advisory agreement with the Fund, multiplied by (ii) the fraction equal to the net assets of the Fund as to which the Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(c) above for that month divided by the net assets of the Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. This fee shall be reduced to reflect contractual or voluntary fee waivers or expense limitations by the Adviser, if any, in effect from time to time as set forth in paragraph 9 below. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Contract exceed 40% of the monthly compensation that the Adviser receives from the Fund pursuant to its advisory agreement with the Fund, as reduced to reflect contractual or voluntary fee waivers or expense limitations by the Adviser, if any.

      (b) If this Contract becomes effective or terminates before the end of any month, the fees for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

      (c) If a Sub-Adviser provides the services under paragraph 2(c) above to the Fund for a period that is less than a full month, the fees for such period shall be prorated according to the proportion which such period bears to the applicable full month.

      9. FEE WAIVERS AND EXPENSE LIMITATIONS. If, for any fiscal year of the Fund, the amount of the advisory fee which such Fund would otherwise be obligated to pay to the Adviser is reduced because of contractual or voluntary fee waivers or expense limitations by the Adviser, the fee payable to each Sub-Adviser pursuant to paragraph 8 above shall be reduced proportionately; and to the extent that the Adviser reimburses the Fund as a result of such expense limitations, such Sub-Adviser shall reimburse the Adviser that proportion of such reimbursement payments which the fee payable to each Sub-Adviser pursuant to paragraph 8 above bears to the advisory fee under this Contract.

      10. LIMITATION OF LIABILITY OF SUB-ADVISER AND INDEMNIFICATION. No Sub-Adviser shall be liable for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Fund in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of such Sub-Adviser in the performance by such Sub-Adviser of its duties or from reckless disregard by such Sub-Adviser of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of a Sub-Adviser, who may be or become a Trustee, officer, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to or acting solely for the the Fund and not as an officer, partner, employee, or agent or one under the control or direction of such Sub-Adviser even though paid by it.

      11. DURATION AND TERMINATION.

      (a) This Contract shall become effective with respect to each Sub-Adviser upon the later of the date hereabove written and the date that such Sub-Adviser is registered with the SEC as an investment adviser under the Advisers Act, if a Sub-Adviser is not so registered as of the date hereabove written; provided, however, that this Contract shall not take effect with respect to the Fund unless it has first been approved (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding voting securities, when required by the 1940 Act.

      (b) Unless sooner terminated as provided herein, this Contract shall continue in force and effect until two years after its effective date determined in 11(a). Thereafter, if not terminated, with respect to each Fund, this Contract shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of that Fund.

      (c) Notwithstanding the foregoing, with respect to the Fund or any Sub-Adviser(s), this Contract may be terminated at any time, without the payment of any penalty, (i) by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to such Sub-Adviser(s); or (ii) by the Adviser on sixty days' written notice to such Sub-Adviser(s); or (iii) by a Sub-Adviser on sixty days' written notice to the Fund. Should this Contract be terminated with respect to a Sub-Adviser, the Adviser shall assume the duties and responsibilities of such Sub-Adviser unless and until the Adviser appoints another Sub-Adviser to perform such duties and responsibilities. Termination of this Contract with respect to one Sub-Adviser(s) shall not affect the continued effectiveness of this Contract with respect to any remaining Sub-Adviser(s). This Contract will automatically terminate in the event of its assignment.

      12. AMENDMENT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and, when required by the 1940 Act, no amendment of this Contract shall be effective until approved by vote of a majority of the Fund's outstanding voting securities.

      13. NOTICES. Any notices under this Contract shall be in writing, addressed and delivered, telecopied or mailed postage paid, to the other party entitled to receipt thereof at such address as such party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Fund and the Adviser shall be 11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173. Until further notice to the other party, it is agreed that the address of each Sub-Adviser shall be set forth in Exhibit A attached hereto.

      14. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of Texas and the 1940 Act. To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

      15. MULTIPLE SUB-ADVISORY AGREEMENTS. This Contract has been signed by multiple parties; namely the Adviser, on one hand, and each Sub-Adviser, on the other. The parties have signed one document for administrative convenience to avoid a multiplicity of documents. It is understood and agreed that this document shall constitute a separate sub-advisory agreement between the Adviser and each Sub-Adviser with respect to the Fund, as if the Adviser and such Sub-Adviser had executed a separate sub-advisory agreement naming such Sub-Adviser as a sub-adviser to the Fund. With respect to any one Sub-Adviser, (i) references in this Contract to "a Sub-Adviser" or to "each Sub-Adviser" shall be deemed to refer only to such Sub-Adviser, and
   (ii) the term "this Contract" shall be construed according to the foregoing provisions.

      16. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Any question of interpretation of any term or provision of this Contract having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Contract is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

   IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

                                          INVESCO ADVISERS, INC.

                                          Adviser

                                          BY:     /s/ John M. Zerr
                                                  ------------------------------
                                          NAME:   JOHN M. ZERR
                                          TITLE:  SENIOR VICE PRESIDENT

                                                               Sub-Item 77Q1(e)

INVESCO ASSET MANAGEMENT                           INVESCO ASSET MANAGEMENT
DEUTSCHLAND GMBH                                   LIMITED

Sub-Adviser                                        Sub-Adviser

By:     /s/ Jens Langewand     /s/ Leif Baumann    By:       /s/ Graeme Proudfoot
        -----------------------------------------            ------------------------------
Name:   Jens Langewand         Leif Baumann        Name:     Graeme Proudfoot
        -----------------------------------------            ------------------------------
Title:  CEO                Head of Legal Germany   Title:    Director
        -----------------------------------------            ------------------------------

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED

Sub-Adviser

By:     /s/ Masakazu Hasegawa
        -----------------------------------------
Name:   Masakazu Hasegawa
        -----------------------------------------
Title:  Managing Director
        -----------------------------------------

INVESCO HONG KONG LIMITED                          INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser                                        Sub-Adviser

By:     /s/ Fanny Lee      /s/ Gracie Liu          By:       /s/ Jeffrey H. Kupor
        -----------------------------------------            ------------------------------
Name:   Fanny Lee            Gracie Liu            Name:     Jeffrey H. Kupor
        -----------------------------------------            ------------------------------
Title:  Director              Director             Title:    Secretary & General Counsel
        -----------------------------------------            ------------------------------

INVESCO CANADA LTD.

Sub-Adviser

By:     /s/ Harsh Damani
        -----------------------------------------
Name:   Harsh Damani
        -----------------------------------------
Title:  Chief Financial Officer/Senior Vice
        President, Fund and Fund Administration
        -----------------------------------------

By:     /s/ David C. Warren
        -----------------------------------------
Name:   David C. Warren
        -----------------------------------------
Title:  Executive Vice President and Chief
        Financial Officer
        -----------------------------------------

                                                               Sub-Item 77Q1(e)

                                   EXHIBIT A

                           ADDRESSES OF SUB-ADVISERS

Invesco Asset Management Deutschland GmbH
An der Welle 5, 1st Floor
Frankfurt, Germany 60322

Invesco Asset Management Limited
30 Finsbury Square
London, United Kingdom
EC2A 1AG
ENGLAND

Invesco Asset Management (Japan) Limited
Roppongi Hills Mori Tower 14F
6-10-1 Roppongi, Minato-ku, Tokyo 106-6114

Invesco Hong Kong Limited
41/F Citibank Tower
3 Garden Road, Central
Hong Kong
Invesco Senior Secured Management, Inc.
1166 Avenue of the Americas, 27th Floor
New York, NY 10036
USA

Invesco Canada Ltd.
5140 Yonge Street
Suite 900
Toronto, ON, M2N 6X7